Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to the Registration Statement on Form SB-2 of Primal Solutions, Inc. (SEC Registration No. 333-133709) of our report dated February 3, 2006, except for Note 12, as to which the date is April 12, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

HASKELL & WHITE LLP

Irvine, California
December 18, 2006